                                                                   Exhibit 11

                    COMPUTATIONS OF EARNINGS PER COMMON SHARE

                                                                                THREE MONTHS ENDED
                                                           SEPTEMBER 30, 1999                         SEPTEMBER 30, 2000
                                                ----------------------------------------    -------------------------------------
                                                                              PER SHARE                                 PER SHARE
                                                 NET LOSS       SHARES          AMOUNT        NET LOSS       SHARES       AMOUNT
                                                ----------     --------       ----------     ----------     --------    ---------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)
Net loss                                        $(13,736)                                     $ (6,958)
Less: preferred stock dividends                      411                                            --
                                                 -------                                      --------
Basic EPS
  Net loss available to common stockholders      (14,147)      2,260,959       $(6.26)          (6,958)     15,759,308    $ (0.44)
Effect of Dilutive Securities
  Convertible debt                                    --              --           --               --              --         --
  Convertible preferred stock                         --              --           --               --              --         --
  Stock option plans and warrants                     --              --           --               --              --         --
Dilutive EPS
  Net loss available to common stockholders      -------       ---------       ------         --------      ----------    -------
  and assumed conversions                       $(14,147)      2,260,959       $(6.26)        $ (6,958)     15,759,308    $ (0.44)
                                                 =======       =========       ======         ========      ==========    =======


                                                                                 NINE MONTHS ENDED
                                                          SEPTEMBER 30, 1999                         SEPTEMBER 30, 2000
                                                ----------------------------------------    -------------------------------------
                                                                              PER SHARE                                 PER SHARE
                                                 NET LOSS       SHARES          AMOUNT        NET LOSS       SHARES       AMOUNT
                                                ----------     --------       ----------     ----------     --------    ---------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)
Net loss                                        $(19,157)                                     $(32,919)
Less: preferred stock dividends                      682                                            --
                                                 -------                                      --------
Basic EPS
  Net loss available to common stockholders      (19,839)      2,111,621       $(9.40)         (32,919)     13,524,403    $ (2.43)
Effect of Dilutive Securities
  Convertible debt                                    --              --           --               --              --         --
  Convertible preferred stock                         --              --           --               --              --         --
  Stock option plans and warrants                     --              --           --               --              --         --
Dilutive EPS
  Net loss available to common stockholders      -------       ---------       ------         --------      ----------    -------
  and assumed conversions                       $(19,839)      2,111,621       $(9.40)        $(32,919)     13,524,403    $ (2.43)
                                                 =======       =========       ======         ========      ==========    =======



The Company's convertible debt, which is exchangeable into shares of the Company's common stock, was outstanding for approximately five months during the nine months ended September 30, 1999, but was not included in the computation of diluted earnings per share because the effect of such inclusion would have been anti-dilutive. Options and warrants to purchase 1,202,000 and 455,350 shares, respectively, of common stock were outstanding as of September 30, 1999 but were not included in the computation of diluted earnings per share because the effect would have been anti-dilutive. Options and warrants to purchase 3,129,191 and 1,563,451 shares, respectively, of common stock were outstanding as of September 30, 2000, but were not included in the computation of diluted earnings per share because the effect would have been anti-dilutive. The Company's Series A preferred stock, which was convertible into 1,035,706 shares of the Company's common stock, was outstanding during the nine months ended September 30, 1999, but was not included in the computation of diluted earnings per share because the effect would have been anti-dilutive. The Company's Series B preferred stock, which was convertible into 3,466,897 shares of common stock was outstanding during the nine months ended September 30, 1999 but was not included in the computation of diluted earnings per share because the effect would have been anti-dilutive. The Company's Series C preferred stock, which was convertible into 4,464,276 shares of common stock, was outstanding during the nine months ended September 30, 1999, but was not included in the computation of diluted earnings per share because the effect would have been anti-dilutive.